UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2012

CENTERLINE HOLDING COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	1-13237	13- 3949418
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Church Street, New York, NY	10007
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 212-317-5700

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 9, 2012, Centerline Mortgage Capital Inc. and Centerline Mortgage Partners Inc. (collectively, the “Companies”), each of which is a subsidiary of Centerline Holding Company (“Centerline”), entered into a Second Amendment (the “Amendment”) to the Mortgage Warehouse Loan and Security Agreement, dated November 14, 2011, with Manufacturers and Traders Trust Company (the “Lender”), as previously amended by the First Amendment to Mortgage Warehouse Loan and Security Agreement, dated as of October 19, 2012 (as amended, the “Agreement”). Among other things, the Amendment extends the facility termination date by one year to November 14, 2013 and decreases the interest rates paid on advances and the rates charged for unused balances. Pursuant to the Agreement, the Companies may borrow up to $50,000,000. The Companies use advances under the Agreement to fund the origination of certain type of eligible loans described in the Agreement, including loans originated on behalf of Fannie Mae and Freddie Mac. Advances under the Agreement are anticipated to bear interest at a rate of 190 basis points per annum over monthly LIBOR, and the Companies expect to pay non-usage fees of 10 basis points per annum on any unused balances. The Agreement provides that the interest rate charged on advances and the rate charged on unused balances will increase if the Companies and their affiliates fail to maintain specified average deposit balances with the Lender.

The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

The following is a brief description of additional material relationships between Centerline and the Lender other than in respect of the Agreement:

M&T Bank, an affiliate of Lender (“M&T Bank”), is a former holder of Centerline’s Series A Convertible Community Reinvestment Act Preferred Shares (the “Preferred Shares”). In connection with Centerline’s redemption of the M&T’s Preferred Shares in November 2011 (the “Redemption”), Centerline agreed that M&T Bank would be treated no less favorably with respect to the Redemption than any former or current holder of Preferred Shares, subject to certain exceptions.

Certain statements made in this report, including statements relating to the anticipated rates charged pursuant to the Agreement, may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are not historical facts, but rather our beliefs and expectation that are based on our current estimates, projections and assumptions about our Company and industry. Words such as “anticipated”, “expect” and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. Some of these risks include, among others, business limitations caused by adverse changes in real estate and credit markets and general economic and business conditions; changes in applicable laws and regulations; competition with other companies; and risk of loss associated with our mortgage originations. We caution against placing undue reliance on these forward-looking statements, which reflect our view only as of the date of this report. We are under no obligation (and expressly disclaim any obligation) to update or alter any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.

Item 9.01. Financial Statements and Exhibits.

The Exhibit Index appearing after the signature page of this Current Report on Form 8-K is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused is report to be signed on its behalf by the undersigned thereunto duly authorized.

Centerline Holding Company
(Registrant)

November 14, 2012	By:	/s/ Michael P. Larsen
Michael P. Larsen
Chief Financial Officer
(Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description
10.1	Second Amendment to Mortgage Warehouse Loan and Security Agreement, dated as of November 9, 2012, by and among Centerline Mortgage Capital Inc. and Centerline Mortgage Partners Inc. and Manufacturers and Traders Trust Company as lender.